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                                                                   EXHIBIT 99.1


             STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF
                       FINANCIAL OFFICER OF KNOLOGY BROADBAND, INC.
                          PURSUANT TO 18 U.S.C. S.1350

         Each of the undersigned hereby certifies in his capacity as an officer of Knology Broadband, Inc. (the "Company") that this amended quarterly report on Form 10-Q/A for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Amended Report"), fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and the information contained in this Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: October 29, 2002                    /s/ Rodger L. Johnson
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                                          Rodger L. Johnson
                                          President and Chief Executive Officer

Dated: October 29, 2002                    /s/ Robert K. Mills
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                                          Robert K. Mills
                                          Chief Financial Officer